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                                                                   EXHIBIT 10.10

                       ADMINISTRATIVE SERVICES AGREEMENT


     THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made and entered into as of July 1, 1998 between THE KUSHNER-LOCKE COMPANY, a California corporation ("Kushner-Locke"), and 800-U.S. SEARCH, a California corporation ("U.S. Search").

     WHEREAS, for a period of time, U.S. Search requires certain services for its business that it currently cannot provide for itself;

     WHEREAS, Kushner-Locke is willing to provide such services to U.S. Search; and

     WHEREAS, the parties hereto wish to provide for the sharing of employees and other costs between Kushner-Locke and U.S. Search upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, covenants and agreements hereinafter contained and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. SERVICES TO BE PROVIDED. During the Term (as defined below), Kushner-Locke will provide, or will cause to be provided, to U.S. Search, such general administrative services as are reasonably requested from time to time by U.S. Search and are reasonably capable of being provided by Kushner-Locke, in Kushner-Locke's sole determination, at such time, including but not limited to, financial management services, employee benefits administration, accounting and other services (collectively, the "Services"). Unless otherwise agreed by Kushner-Locke, the Services will be performed in Los Angeles, California, and Kushner-Locke will not be required to render any services that would necessitate that Kushner-Locke agree to be subject to service of process or qualify to do business in any other jurisdiction where it would otherwise not be required to be so subject or so qualified. If the provision of any Service is terminated or is no longer performed by Kushner-Locke, then Kushner-Locke shall not be obligated to reinstate providing such Services unless Kushner-Locke shall agree thereto in writing.

     Employees or consultants performing the Services shall be employees or consultants of Kushner-Locke, and Kushner-Locke shall be responsible for the hiring, discharge, supervision and management of such employees and consultants and the establishment and revision of all terms of such employment or consulting relationship, including, without limitation, wage scales, rates of compensation, employee benefits, rates and conditions of employment, inservice training and job and position descriptions with respect to such employees and consultants.

     Nothing herein shall be deemed to preclude U.S. Search from hiring its own personnel to perform all or any of the Services or from obtaining all or any of the Services from other sources or suppliers if such Services or comparable Services can be obtained from such alternate sources or suppliers on terms and conditions more favorable to U.S. Search than those provided by Kushner-Locke.

                                      1.
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     2.   FEES FOR SERVICES. U.S. Search shall pay to Kushner-Locke, for the provision of the Services, the sum of Thirty Five Thousand Dollars ($35,000) per month during the Term (the "Fee"), payable on the first of each month commencing July 1, 1998; provided, however, that in the event U.S. Search hires its own personnel and/or uses other sources or suppliers to perform Services, the Fee to be paid after U.S. Search hires such personnel or uses such other sources or suppliers (assuming that Kushner-Locke does not provide such Services for the applicable period) shall be decreased by an amount reasonably agreed upon by the parties; provided, further, however, that if after the reduction, if any, of the Fee pursuant to the immediately preceding proviso the Fee would be reduced to zero, this Agreement, other than the provisions of Section 4 hereof, shall terminate.

     3. PERFORMANCE OF SERVICES. Kushner-Locke shall use commercially reasonable efforts to perform all the Services to be performed under this Agreement in a manner consistent with past practice or any such improved practices as Kushner-Locke deems prudent. Nothing provided herein shall require Kushner-Locke to violate any agreement with any third party. U.S. Search shall provide direction to Kushner-Locke where business decisions arc required in the performance of the Services. Where necessary for the performance of the Services hereunder, U.S. Search shall designate Kushner-Locke as its authorized agent.

     U.S. Search shall promptly notify Kushner-Locke of any instance where Services are considered by U.S. Search to be unsatisfactorily performed. Upon receipt of any such notice, Kushner-Locke shall promptly investigate U.S. Search's claim and if Kushner-Locke finds such claim to be justified, it shall act to correct such unsatisfactory Services.

     4.   LIMITATION OF LIABILITY; INDEMNIFICATION.

          (a) LIMITATION OF LIABILITY. Kushner-Locke and its affiliates, and the officers, directors, employees, shareholders, partners, agents, consultants and other representatives (collectively, the "Representatives") of Kushner-Locke and/or its affiliates shall not be liable to U.S. Search, its affiliates, or to any Representative of U.S. Search or its affiliates, for any obligation, cost, damage, claim, demand, debt, expense, loss, judgment, assessment or other liability, including, without limitation, any special, indirect, consequential or punitive damages, any court costs, costs of preparation or attorneys' fees or expenses, or any accountant's or expert witness' fees (collectively, "Liabilities") (i) arising out of, in connection with or related to, or any allegations with respect thereto, of Kushner-Locke's or any of its affiliates' or any of their respective Representatives' actions or failures to act with respect to the Services to be provided hereunder, or (ii) as a result of U.S. Search's or any of its affiliates' or any of their respective Representatives' reliance on any advice or data that Kushner-Locke, any of its affiliates, any person or entity providing Services hereunder or any of their respective Representatives may provide pursuant to this Agreement; provided, however, that the foregoing shall not apply to limit any Liability of a party only to the extent that such Liability is determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted primarily from such party's gross negligence or willful misconduct in connection with the provision of any of the Services.

                                      2.
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          (B)  INDEMNIFICATION. U.S. Search shall indemnify and hold harmless the Representatives from and against any Liabilities which any Representative may sustain or incur by reason of any claim, action, demand, allegation, suit or recovery by any person or entity (i) arising out of, in connection with or related to, this Agreement, or any allegations with respect thereto, or (ii) arising out of, in connection with or related to, the performance or failure to perform in accordance with this Agreement, by any of the Representatives, or any allegations with respect thereto; provided, however, that U.S. Search will not be responsible for any Liabilities of any Representative that are determined by a judgment of a court of competent jurisdiction which is no longer subject to appeal or further review to have resulted primarily from such Representative's gross negligence or willful misconduct in connection with the provision of any of the Services. U.S. Search also agrees to reimburse any Representative for all court costs, reasonable attorneys' fees or expenses, and any accountant's or expert witness' fees, as they are incurred in connection with enforcing such Representative's indemnification rights under this Agreement.

     5. TERM AND TERMINATION. The initial term of this Agreement (the "Term") shall commence as of July 1, 1998 and end twelve (12) months thereafter, unless sooner terminated by Kushner-Locke or U.S. Search on not less than (other than in connection with the second proviso of Section 2 hereof) thirty (30) days' prior written notice; provided, however, that the provisions of Section 4 hereof shall survive termination of this Agreement, whether upon the end of the Term or otherwise.

     6. SUCCESSORS AND ASSIGNS: NO THIRD PARTY BENEFICIARIES. The rights and obligations of any party to this Agreement shall not be assignable without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties. Except as specifically set forth in Section 4 hereof, nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties and their respective successors, permitted assigns and nominees, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     7. RELATIONSHIP OF THE PARTIES. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its Representatives, and Representatives of one party shall not be considered employees or Representatives of the other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of any other party. In performing the Services or causing Services to be performed for U.S. Search hereunder. Kushner-Locke shall be acting as an independent contractor to U.S. Search and nothing in this Agreement is intended to create or constitute a joint venture, partnership or similar relationship between the parties hereto or persons or entities referred to herein.

     8. U.S. SEARCH'S CORPORATE POWERS. Nothing herein shall be construed to relieve the directors or officers of U.S. Search from the performance of their respective duties or limit the exercise of their powers. Nothing herein shall give Kushner-Locke the power to take any actions on behalf of U.S. Search not properly delegated to Kushner-Locke that are within the authority of U.S. Search's directors or officers.

                                      3.
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     9.   FORCE MAJEURE. If Kushner-Locke is prevented from performing any
Services hereunder, in whole or in part, as a result of delays caused by U.S. Search or any act of God, war, civil disturbance, court order, strike, labor dispute, earthquake, fire, flood, hurricane, tornado or other casualty of similar nature, shortages of labor or material, law or regulation of any governmental authority or body, or other cause beyond the reasonable control of Kushner-Locke, such nonperformance shall not be a default hereunder. Kushner-Locke shall take all reasonable actions to resume performance of its obligations hereunder as soon as feasible after the resolution of such event or occurrence causing such delay.

     10.  MISCELLANEOUS PROVISIONS.

          (A) GOVERNING LAW. This Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws or the State of California without regard to the conflict of laws principles of such state. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the state and federal courts located in the County of Los Angeles, State of California. The aforementioned choice of venue is intended by the parties hereto to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties hereto with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each of the parties hereto hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the state and federal courts located in the County of Los Angeles, State of California shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each of the parties hereto authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph according to the procedure for the giving of notices as set forth in this Agreement. Any final judgment rendered against either of the parties hereto in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

          (B) NOTICES. All notices, requests and other communications under this Agreement shall be in writing and shall be deemed to have been delivered 72 hours after having been mailed in a general or branch post office and enclosed in a registered or certified postage prepaid envelope; 24 hours after having been sent by recognized overnight courier; or when personally delivered; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses that the parties may have fixed by notice in accordance herewith:

     If to Kushner-Locke:      The Kushner-Locke Company
                               11601 Wilshire Blvd., 21/st/ Floor
                               Los Angeles, California 90025
                               Attention: Bruce Lilliston, Esq.
                               Telephone: (310) 481-2000
                               Facsimile: (310)481-2101

                                      4.
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     If to U.S. Search:       800-U.S. Search
                              9701 Wilshire Blvd., Suite 700
                              Beverly Hills, California 90212
                              Attention: Robert Zakari, Esq.
                              Telephone: (310) 553-7000
                              Facsimile: (310) 786-8349

          (C) SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (D) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (E) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter of this Agreement.

          (F) AMENDMENT; WAIVER. Neither this Agreement nor any term or provision hereof may be amended, waived, discharged or modified other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or modification is sought. Any amendment shall be effective and binding on all of the parties hereto. Any waiver of the application of any term or provision herein or breach hereof shall not be deemed to be a waiver of any other term, provision or breach and shall not be deemed a waiver of any subsequent application of such term or provision or the occurrence of a subsequent breach.

          (G) SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that (i) monetary damages would be an inadequate remedy for a breach of any of the provisions of this Agreement, (ii) each party shall therefore be entitled to specific performance of its rights under this Agreement without obligation to post bond or other security in seeking such relief and (iii) in the event of any action for specific performance of any right under this Agreement by any party hereto against the other party hereto (such latter party, the "Defending Party"), the Defending Party shall waive the defense that a remedy at law would be adequate.

          (H) ATTORNEY'S FEES. In any action or proceeding brought by any party hereto to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees and expenses, in addition to its cost and expense and any other available remedy, associated with such action or proceeding as may be fixed by any court of competent jurisdiction, or other judicial or quasijudicial body (including, without limitation, an arbitrator or arbitrators) having jurisdiction thereof whether or not such action or proceeding results in a final judgment or award.

                                      5.
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          (I)  SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

     IN WITNESS WHEREOF, the parties hereto have executed this Administrative Services Agreement to be effective as of the date first above written.

                                     THE KUSHNER-LOCKE COMPANY




                                     By: /s/ Peter Locke
                                        ------------------------------------
                                          Name:_____________________________
                                          Title:____________________________


                                     800-U.S. SEARCH


                                     By: /s/ Nicholas Matzorkis
                                        ------------------------------------
                                          Name:_____________________________
                                          Title:____________________________

                                      6.